Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 6, 2017, relating to the financial statements of Elbit Vision Systems Ltd. (the "Company"), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2016.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu Limited.
Tel-Aviv, Israel
 June 20, 2017